UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2014 (June 16, 2014)

OSL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32658	98-0441032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1669 Edgewood Road, Suite 214, Yardley, PA	19067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 363-6776

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

The Adar Bays Agreement

On June 16, 2014, the Company entered into a Securities Purchase Agreement with Adar Bays, LLC (“Adar) whereby Adar agreed to invest $100,000 into the Company in exchange for two $50,000 convertible promissory notes (“First Note” and “Second Note”), with a maturity date twelve months from issuance and an interest rate of 8% per annum. On June 16, 2014, Adar shall pay the $50,000 purchase price for the First Note. On June 16, 2014, Adar shall issue an offsetting $50,000 secured note to the Company (“Buyer Note”) as payment for the Second Note. However, Adar must pay off the Buyer Note in cash to the Company before Adar can convert the Second Note into common stock of the Company. The Company shall have the right to cancel and nullify the Second Note at any time before the Second Note is funded to the Company by Adar, by providing written notice to Adar.

The Adar Bays Convertible Promissory Note (“First Note”)

On June 16, 2014 (the “Closing Date”), the Company completed the sale of the First Note in the principal amount of $50,000 with an interest rate of 8% per annum to Adar in exchange for $50,000 cash consideration. The First Note matures on June 16, 2015 (the “Maturity Date”).

The First Note may be redeemed by the Company within the first 90 days that the First Note is in effect by paying an amount equal to 130% of the unpaid principal of the First Note with any accrued interest to Adar. The First Note may also be redeemed by the Company after the 90th day the First Note is in effect, but before the 181st day the First Note is in effect, by paying an amount equal to 142.5% of the unpaid principal amount of the First Note with any accrued interest to Adar. The First Note may not be redeemed after 180 days. In addition, all or any amount of the principal of the First Note is convertible into the Company’s common stock, at Adar’s option, at any time after the 180th day the First Note is in effect, at a price for each share of common stock of the Company equal to 65% of the lowest closing bid price of the Company’s common stock for the ten prior trading days, as reported on the exchange in which the Company’s common stock is trading at that time.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(a)(2) of the Act since, among other things, the transaction did not involve a public offering, Adar is an accredited investor, Adar had access to information about the Company and its investment, Adar took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

The foregoing descriptions of the First Note are qualified in their entirety by reference to such First Note, which is filed as Exhibit 4.1, hereto and incorporated herein by reference.

The Gel Properties Convertible Promissory Note (“Second Note”)

On June 16, 2014 (the “Closing Date”), the Company completed the sale of the Second Note in the principal amount of $50,000 with an interest rate of 8% per annum to Gel Properties, LLC (“Gel”) in exchange for an offsetting $50,000 secured note to the Company (referred to above and hereinafter as “Buyer Note”). The Second Note matures on June 16, 2015 (the “Maturity Date”).

All or any amount of the principal of the Second Note is convertible into the Company’s common stock, at Gel’s option, at any time after the 180th day the Second Note is in effect, at a price for each share of common stock of the Company equal to 65% of the lowest closing bid price of the Company’s common stock for the ten prior trading days, as reported on the exchange in which the Company’s common stock is trading at that time. However, Adar must pay off the Buyer Note in cash to the Company before Adar can convert the Second Note into common stock of the Company. The Company shall have the right to cancel and nullify the Second Note at any time before the Second Note is funded to the Company by Adar, by providing written notice to Adar.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(a)(2) of the Act since, among other things, the transaction did not involve a public offering, Dene is an accredited investor, Dene had access to information about the Company and its investment, Dene took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

The foregoing descriptions of the Second Note are qualified in their entirety by reference to such Second Note, which is filed as Exhibit 4.2, hereto and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

     (d)     Exhibits

Exhibit	Description
4.1	Promissory Note between OSL Holdings, Inc. and Adar Bays, LLC dated June 16, 2014
4.2	Promissory Note between OSL Holdings, Inc. and Gel Properties, LLC dated June 16, 2014
10.1	Securities Purchase Agreement between OSL Holdings, Inc. and Adar Bays, LLC dated June 16, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSL HOLDINGS, INC.

Date: June 23, 2014	By:	/s/ Robert H. Rothenberg
Robert H. Rothenberg, Chief Executive Officer

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